Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL REPORTS FIRST QUARTER FISCAL YEAR 2015 RESULTS

•	9.4% growth in consolidated service revenue to $491.7 million

•	Gross margin improvements in all three business segments year-over-year

•	GAAP operating margin of 10.9%; adjusted operating margin of 10.7% (up 140 basis points)

•	GAAP diluted earnings per share of $0.67 grew 48.9%; adjusted diluted earnings per share of $0.65 grew 44.4%

•	Net new business wins of $432 million; net book-to-bill ratio of 0.88; backlog at $4.9 billion

Boston, MA, October 29, 2014 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the first quarter of Fiscal Year 2015, which ended on September 30, 2014.

In commenting on the results of the quarter, Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer, stated, “Revenue grew 9.4% year-over-year in the quarter but came in lower than expected, partly due to seasonality at the beginning of our new fiscal year. In addition, first quarter revenue conversion from backlog was lower as a result of a shift in our backlog to projects in the start-up stages, and a few large trials achieving their study objectives ahead of schedule. Foreign exchange rate movements also contributed to the lower revenue. As is normal, new business wins in the quarter had little impact on the current quarter’s revenue. Gross margin improved year-over-year across each of our three business segments, enabling us to achieve an adjusted operating margin of 10.7% in the quarter. In addition, favorable results in Other Income/Expense related to foreign exchange helped us to exceed our first quarter earnings per share target, allowing us to deliver strong year-over-year growth in diluted earnings per share of 48.9%.”

Mr. von Rickenbach continued, “New business wins in the quarter were less than anticipated primarily as a result of lower new business flow from strategic partnerships. We are also experiencing a somewhat longer decision cycle with regard to pending proposals. New business awards outside of the strategic partnership segment remained solid.”

With regard to the remainder of the Fiscal Year, Mr. von Rickenbach noted, “Our updated outlook for Fiscal Year 2015 reflects the factors discussed above, as well as the new realities on the foreign exchange front. Furthermore, we expect backlog conversion to accelerate in the second half of the Fiscal Year, reflecting a maturing backlog mix in the latter part of the Fiscal Year. We believe the outlook for the year remains solid, with expected revenue growth in the 8% range, operating margin improvement of between 100-120 basis points, and growth in adjusted earnings per share higher than 20%.”

First Quarter Fiscal Year 2015 Results
For the three months ended September 30, 2014 PAREXEL’s consolidated service revenue increased by 9.4% to $491.7 million compared with $449.2 million in the prior year period. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $53.6 million, or 10.9% of service revenue, in the first quarter of Fiscal Year 2015, as compared with $41.9 million, or 9.3% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $37.1 million, or $0.67 per diluted share, compared with GAAP net income of $26.0 million, or $0.45 per diluted share for the quarter ended September 30, 2013. GAAP diluted earnings per share grew 48.9% year-over-year.

The financial results of the September quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial charts within this press release. The numbers in this paragraph are adjusted and exclude the impact of these items. Operating income in the first quarter of Fiscal Year 2015 was $52.8 million, or 10.7% of service revenue. Operating income in the first quarter of Fiscal Year 2014 was $42.0 million, or 9.3% of service revenue. Net income was

$36.3 million, or $0.65 per diluted share in the quarter ended September 30, 2014, and was $25.8 million, or $0.45 per diluted share in the quarter ended September 30, 2013. Diluted earnings per share grew 44.4% year-over-year.

On a segment basis, service revenue for the first quarter of Fiscal Year 2015 was $369.8 million in Clinical Research Services (CRS), $56.4 million in PAREXEL Consulting (PC), and $65.5 million in PAREXEL Informatics (PI). (Please see description later in this release regarding a reclassification that has occurred between segments).

New Business and Backlog
Backlog at the end of September 2014 was $4.9 billion, an increase of 5.3% year-over-year. The reported backlog included gross new business wins in the first quarter of $625.9 million, cancellations of $193.7 million, and a negative impact from foreign currency exchange rates of $67.5 million. The net book-to-bill ratio was 0.88 in the quarter, and the trailing twelve month book-to-bill ratio was 1.14.

Forward-looking Guidance
The Company issued forward-looking guidance for the second quarter (ending December 31, 2014) and for Fiscal Year 2015 in its entirety as detailed in the chart below. The guidance takes into account a number of factors, including the results of the first quarter, recent foreign currency exchange rates, tax rates, and the Company’s updated overall outlook.

	Guidance Issued 10/29/14	Guidance Issued 8/06/14
Q2 FY 2015 Revenue	$495 - $508 million	N/A
Q2 FY 2015 GAAP EPS	$0.56 - $0.62	N/A

FY 2015 Revenue	$2.070 - $2.110 billion	$2.130 - $2.150 billion
FY 2015 GAAP EPS	$2.58 - $2.77	$2.57 - $2.75
FY 2015 non-GAAP EPS	$2.56 - $2.75	N/A

Reclassification between the PAREXEL Consulting and PAREXEL Informatics segments

Effective with the September 2014 reporting period, certain components of the Company’s strategic business units were reorganized to better align services offered to clients. Specifically, certain regulatory activities that were included within PAREXEL Informatics through the acquisition of LIQUENT, Inc. were transferred to the PAREXEL Consulting business segment to create an end-to-end portfolio of regulatory services to clients. These changes resulted in reclassifications to the Company’s historical financials, but had no impact on the Company’s total revenue, expenses, operating income, net income, or balance sheet. The current and historical quarterly numbers shown in the Segment Information financial table contained in this press release reflect these changes. The financial results have also been reclassified for prior periods and may be found in the Investor Relations section of the Company’s website under the “Financial Information” section, in a report titled “Additional Financials”.

Additional Information
In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures should not be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s First Quarter Fiscal Year 2015 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, October 30, 2014 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International First Quarter Fiscal Year 2015 earnings conference call.

A presentation of First Quarter Fiscal Year 2015 results, as well as certain trended financial information, may be found in the Investors section of the Company’s website under the “Financial Information” section, in a report titled “Additional Financials”.

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of knowledge-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics, Inc. provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 81 locations in 51 countries around the world, and has approximately 15,980 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL, PAREXEL Informatics, and Liquent are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the recent acquisition of ClinIntel Limited, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 as filed with the Securities and Exchange Commission on August 20, 2014, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	September 30, 2014	September 30, 2013
Service revenue	$491,696	$449,245
Reimbursement revenue	81,993	79,819
Total revenue	573,689	529,064
Costs and expenses:
Direct costs	318,819	303,194
Reimbursable out-of-pocket expenses	81,993	79,819
Selling, general and administrative	98,913	84,912
Depreciation	16,898	15,462
Amortization	3,486	3,796
Total costs and expenses	520,109	487,183
Income from operations	53,580	41,881
Other income (expense), net	1,641	(2,965)
Income before income taxes	55,221	38,916
Provision for income taxes	18,079	12,962
Effective tax rate	32.7%	33.3%
Net income	$37,142	$25,954

Earnings per common share:
Basic	$0.68	$0.46
Diluted	$0.67	$0.45
Shares used in computing earnings per common share:
Basic	54,739	56,254
Diluted	55,762	57,395

Balance Sheet Information	Preliminary
(in thousands)	September 30, 2014	September 30, 2013	June 30, 2014
Billed accounts receivable, net	$486,842	$526,621	$497,108
Unbilled accounts receivable, net	233,131	224,606	225,514
Deferred revenue	(476,690)	(418,039)	(466,964)
Net receivables	$243,283	$333,188	$255,658

Cash and marketable securities	$281,355	$304,620	$283,812
Working capital	$392,335	$516,674	$350,900
Total assets	$1,818,601	$1,885,735	$1,834,000
Short-term borrowings	$—	$10,003	$12,501
Long-term debt	$370,001	$495,000	$337,500
Stockholders' equity	$576,312	$586,988	$577,681

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Three Months Ended				Three Months Ended
	September 30, 2014				September 30, 2013
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$98,913	$773	(a)	$99,686	$84,912	$(81)	(a)	$84,831
Income from operations	$53,580	$(773)		$52,807	$41,881	$81		$41,962
Other income (expense), net	$1,641	$—		$1,641	$(2,965)	$—		$(2,965)
Income before income taxes	$55,221	$(773)		$54,448	$38,916	$81		$38,997
Provision for income taxes	$18,079	$46	(b)	$18,125	$12,962	$205	(b)	$13,167
Net income	$37,142	$(819)		$36,323	$25,954	$(124)		$25,830
Diluted earnings per common share	$0.67	$(0.02)		$0.65	$0.45	$—		$0.45
Effective tax rate	32.7%			33.3%	33.3%			33.8%

(a) Adjustments for legal settlements and acquisition and integration related charges, including the revaluation of HERON earn-out contingent consideration liability
(b) Tax effect on non-GAAP adjustments

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in thousands)	September 30, 2014	September 30, 2013
Clinical Research Services (CRS)
Service revenue	$369,811	$332,592
% of total service revenue	75.2%	74.0%
Gross profit	$116,482	$94,404
Gross margin % of service revenue	31.5%	28.4%

PAREXEL Consulting Services (PC)
Service revenue	$56,395	$56,948	(a)
% of total service revenue	11.5%	12.7%
Gross profit	$24,969	$23,499	(a)
Gross margin % of service revenue	44.3%	41.3%

PAREXEL Informatics (PI)
Service revenue	$65,490	$59,705	(a)
% of total service revenue	13.3%	13.3%
Gross profit	$31,426	$28,148	(a)
Gross margin % of service revenue	48.0%	47.1%

Total service revenue	$491,696	$449,245
Total gross profit	$172,877	$146,051
Gross margin % of service revenue	35.2%	32.5%

Quarterly Supplemental Financial Data
Service revenue	$491,696	$449,245
Reimbursement revenue	81,993	79,819
Investigator fees	126,796	135,842
Gross revenue	$700,485	$664,906

Days sales outstanding	32	46

Capital expenditures	$12,143	$14,266

(a) Effective July 1, 2014, the operating results of PAREXEL Regulatory Outsourcing Services are included in the PC segment. This service line offering was previously reported within the PI segment. For three months ended September 30, 2014 and 2013, we disclosed the reportable segment on this new basis and the prior period was retroactively restated to reflect this presentation change.